Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated September 13, 2011 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Samson Oil & Gas Limited's Annual Report on Form 10-K for the year ended June 30, 2011.  We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Denver, Colorado
September 30, 2011